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                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


        We consent to the incorporation by reference in the registration statement of Advent Software, Inc. on Form S-8 (File No. 333-918) of our report dated January 23, 1997, on our audit of the financial statements of Advent Software, Inc. as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995, and 1994, which report is incorporated by reference in this report on Form 10-K, and our report dated January 23, 1997, on our audit of the financial statement schedule, which report is included in this report on Form 10-K.



COOPERS & LYBRAND L.L.P.



San Francisco, California
March 27, 1997